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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Protective Life Corporation and PLC Capital L.L.C. for the registration of debt securities, preferred stock, and common stock of Protective Life Corporation and preferred securities of PLC Capital L.L.C. of our report, which includes an explanatory paragraph with respect to changes in Protective Life Corporation's methods of accounting for certain investments in debt and equity securities in 1993 and postretirement benefits other than pensions in 1992, dated February 14, 1994, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                                  /s/ COOPERS & LYBRAND L.L.P.

                                                  COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
August 12, 1994